                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 14(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 11, 2000

EXACT NAME OF REGISTRANT:  AMARILLO BIOSCIENCES, INC. (the "Company")

STATE OR OTHER JURISDICTION OF INCORPORATION:  Texas

COMMISSION FILE NUMBER:  0-20791

IRS EMPLOYER IDENTIFICATION NUMBER:  75-1974352

ADDRESS OF PRINCIPAL EXECUTIVE OFFICES:  800 W. 9th, Amarillo, Texas 79101

REGISTRANT'S TELEPHONE NUMBER:  806/376-1741

ITEM 5:

                  On September 30, 1999, the Company entered into an Agreement to Convert Debt ("Agreement") with Hayashibara Biochemical Laboratories, Inc., a Japanese corporation ("HBL"). On October 15, 1999, pursuant to this Agreement, the Company issued 1,111,831 shares of its common stock to HBL in exchange for the release of $1,005,486.30 in debt and accrued interest.

                  The Agreement called for an exchange to take place on November 30, 1999, in which HBL would contribute $1,000,000 to the Company and receive an equivalent amount of the Company's common stock. By mutual consent, the Company and HBL agreed that the November 30, 1999 transaction called for under the Agreement would not take place. Instead, HBL loaned $1,000,000 to the Company at an interest rate of 4 1/2%, compounded annually, payable on or before November 30, 2004, or one (1) year after FDA approval of a drug containing HBL IFN alpha for oral administration to humans, whichever occurs first.

                  The Agreement also called for an exchange to take place on February 29, 2000, in which HBL would contribute $1,000,000 to the Company and receive an equivalent amount of the Company's common stock. By mutual consent, the Company and HBL have agreed that the February 29, 2000 transaction called for under the Agreement will not take place. Instead, HBL has agreed to loan $1,000,000 to the Company at an interest rate of 4 1/2%, compounded annually, payable on or before February 29, 2005, or one (1) year after FDA approval of a drug containing HBL IFN alpha for oral administration to humans, whichever occurs first. This mutual consent discharges all remaining obligations of ABI and HBL under the Agreement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  Date: February 16, 2000.

                                          AMARILLO BIOSCIENCES, INC.



                                          By: /s/ EDWARD L. MORRIS
                                             --------------------------------
                                             Edward L. Morris, Secretary


                                       1